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                                                          September 28, 2001

Douglas R. Lebda
11115 Rushmore Drive
Charlotte, NC 28277

                  Re:  Grant

Dear Douglas:

                  In consideration for your valuable service in the position of chief executive officer, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree to the following:

                  LendingTree, Inc. (the "Company") shall, on the date hereof, grant to you an amount equal to $432,000. The grant shall consist of (a) an immediate grant of shares of common stock of the Company in the amount of $136,630 (35,405 shares at the current valuation of $3.859 per share, based on the average market price of the stock for the 5 trading day period ending September 28, 2001) plus $79,370 in cash; and (b) $216,000 in cash payable in equal installments payable on April 15, 2002 and May 30, 2002. The Company shall withhold the cash portion of the grant for payment of all federal, state, local and foreign taxes assessed or to be assessed in connection with such grant.

                  Please indicate your acceptance of the terms hereof by signing below and returning this letter to us.

                                        Very truly yours,

                                        LENDINGTREE, INC.


                                        By:/s/ Keith B. Hall
                                          ----------------------------------
                                        Name: Keith B. Hall
                                        Title: Senior Vice President and CFO


                                        By: /s/ Robert Spass
                                            --------------------------------
                                        Name: Robert Spass
                                        Title:   Director and Chairman of
                                                 Compensation Committee


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ACKNOWLEDGED, CONSENTED AND AGREED:

DOUGLAS R. LEBDA

/s/ Douglas R. Lebda
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